Exhibit 10.23

AMENDMENT TO
SECOND PREFERRED FLEET MORTGAGE
RIGDON MARINE CORPORATION,
as Owner,
TO
DVB BANK NV,
as Security Trustee,
as Mortgage
Dated as of July 1, 2008

SYNOPSIS OF AMENDMENT
TO SECOND PREFERRED FLEET MORTGAGE

Names and Official Numbers of Vessels:	See attached Schedule 1

Type of Instrument:	Amendment to Second Preferred Fleet Mortgage, dated December 28, 2005 in favor of Bourbon Capital U.S.A., Inc. and filed with the United States Coast Guard National Vessel Documentation Center (the “NVDC”) on December 28, 2005 at 04:35 PM and recorded in Batch Number 441505, Document ID 4712027, as supplemented by Supplement Nos. 1, 2, 3, 4, 5, 6 and 7 to Second Preferred Fleet Mortgage, dated August 20, 2007, October 22, 2007, November 30, 2007, December 18, 2007, February 26, 2008, February 29, 2008 and June 27, 2008, respectively, each in favor of Bourbon Capital U.S.A., Inc. and filed with the NVDC on August 22, 2007, November 14, 2007, December 12, 2007, December 20, 2007, February 29, 2008, May 1, 2008 and June 30, 2008, respectively, at 04:14 PM, 01:00 PM, 03:40 PM, 02:20 PM, 01:15 PM, 04:45 PM and 12:00 PM, respectively, as assigned to DVB Bank NV, as security trustee, by Assignment of Second Preferred Fleet Mortgage Supplement, dated July 1, 2008, and filed with the NVDC immediately prior to this Mortgage Amendment.

Date of Instrument (Date of Execution):	July 1, 2008

Name of Owner/Mortgagor (Percentage of Vessels owned):	Rigdon Marine Corporation (100%)

Address of Owner:	10111 Richmond Ave, Suite 340
Houston, Texas 77042
United States of America
Facsimile No.: (713) 963 0541
Attention: Quintin V. Kneen

Name of Mortgagee (Interest in Mortgage):	DVB Bank NV, as security trustee (100%)

Address of Mortgagee:	Parklaan 2
3016 BB Rotterdam
The Netherlands

Total Amount of Mortgage, as Amended:	U.S.$85,000,000 (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants

Mortgage, as amended, Covers:	The whole of the Vessels listed on Schedule 1

          THIS AMENDMENT TO SECOND PREFERRED FLEET MORTGAGE is made and given this 1st day of July, 2008 (this “Mortgage Amendment”), by and between RIGDON MARINE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with offices at 10111 Richmond Ave, Suite 340, Houston, Texas, 77042, United States of America, (the “Owner”), in favor of DVB BANK NV, a bank incorporated under the laws of the Kingdom of the Netherlands, with offices at Paarklan 2, 3016 BB Rotterdam, the Netherlands (“DVB”), as security trustee (hereinafter, in such capacity, called the “Mortgagee”), for the Lenders pursuant to the terms of the Amended Loan Agreement (as hereinafter defined).
WHEREAS:
          A. The Owner is the sole legal and beneficial owner of the whole of each of the vessels listed on Schedule 1 attached hereto and made a part hereof (the “Vessels” and each a “Vessel”);
          B. The Owner has heretofore executed and delivered a Second Preferred Fleet Mortgage, dated December 28, 2005 in favor of Bourbon Capital U.S.A., Inc. and filed with the United States Coast Guard National Vessel Documentation Center (the “NVDC”) on December 28, 2005 at 04:35 PM and recorded in Batch Batch Number 441505, Document ID 4712027, as supplemented by Supplement Nos. 1, 2, 3, 4, 5, 6 and 7 to Second Preferred Fleet Mortgage, dated August 20, 2007, October 22, 2007, November 30, 2007, December 18, 2007, February 26, 2008, February 29, 2008 and June 27, 2008, respectively, each in favor of Bourbon Capital U.S.A., Inc. and filed with the NVDC on August 22, 2007, November 14, 2007, December 12, 2007, December 20, 2007, February 29, 2008, May 1, 2008 and June 30, 2008, respectively, at 04:14 PM, 01:00 PM, 03:40 PM, 02:20 PM, 01:15 PM, 04:45 PM and 12:00 PM, respectively, (as so supplemented, the “Original Fleet Mortgage”), which Original Fleet Mortgage was assigned to DVB, as security trustee, by Assignment of Second Preferred Fleet Mortgage, dated July 1, 2008, and filed with the NVDC immediately prior to this Mortgage Amendment(the Original Fleet Mortgage as so assigned, the “Fleet Mortgage”);
          C. The Original Fleet Mortgage was given as security for the Owner’s obligations under that certain loan agreement dated as of December 28, 2005 (the “Original Loan Agreement”), made by and between the Owner and Bourbon Capital U.S.A., Inc.;
          D. Bourbon Capital U.S.A. Inc.’s interest in the Original Loan Agreement was assigned to the Lenders (as hereinafter defined) pursuant to that certain assignment, assumption, amendment and restatement of loan agreement (the “Amended Loan Agreement”), dated as of July 1, 2008, made by and among, (i) Bourbon Capital U.S.A., Inc., as assignor, (ii) the Owner, as borrower, (iii) the banks and financial institutions listed on Schedule 1 of the Amended Loan Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Amended Loan Agreement (the “Lenders”)) and (iv) DVB, as security trustee (the “Security Trustee”) and as facility agent, a conformed copy of the Amended Loan Agreement without schedules or exhibits, other than Schedule 1 attached thereto as Exhibit B;

          E. The Amended Loan Agreement represents, among other things, an amendment, restatement, renewal, extension and modification of the Loan (as such term is defined in the Original Loan Agreement);
          F. Pursuant to the Amended Loan Agreement the Lenders have agreed to provide the Owner a secured term facility in an aggregate principal amount of up to Eighty Five Million Dollars ($85,000,000) (the “Facility”) and each of the Lenders have appointed DVB as agent and security trustee on their behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the Amended Loan Agreement, the Note (as hereinafter defined) and the Security Documents (as defined in the Amended Loan Agreement);
          G. The obligation of the Owner to repay the Facility under the Amended Loan Agreement is evidenced by a promissory note dated July 1, 2008 from the Owner to the order of the Security Trustee (the “Note”), a copy of the form of the Note being attached hereto as Exhibit C. The Facility, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Amended Loan Agreement.
          H. Each of the Owner and the Mortgagee desires to amend the Fleet Mortgage in accordance with the terms set forth herein
          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Mortgagee hereby agree as follows:
          Section 1. Definitions. Unless otherwise defined herein, terms defined in the Amended Loan Agreement shall have the same meaning when used herein.
          Section 2. Grant of Mortgage. In order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in the Amended Loan Agreement, the Note, the Fleet Mortgage, as amended hereby, and the other Security Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessels TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in the Fleet Mortgage, as amended hereby, for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in the Fleet Mortgage, as amended hereby
PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Mortgagee, its respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of the Mortgage, as amended hereby, the Amended Loan Agreement, the Note and the other Security Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Fleet Mortgage, as amended hereby, the Amended Loan Agreement, the Note and the other Security Documents contained to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Fleet Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Fleet Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Fleet Mortgage under the laws of the United States of America; otherwise to be and remain in full force and effect.
          Section 3. Amendments to Fleet Mortgage. The terms and conditions of the Fleet Mortgage shall be amended and restated in its entirety in the form attached hereto as Exhibit A.
          Section 4. Filing with NVDC. his Mortgage Amendment shall be recorded with the National Vessel Documentation Center, at the expense of the Owner, and the Owner will cause to be placed on board each Vessel a duly certified copy of this Mortgage Amendment.
          Section 5. Recording of Mortgage Amendment. For the purpose of recording this Mortgage Amendment the total amount of the Fleet Mortgage as amended by this Mortgage Amendment, is Eighty Five Million United States Dollars (U.S.$85,000,000) (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessel. It is not intended that the Mortgage, as amended by this Mortgage Amendment, shall include property other than the Vessel, and it shall not include property other than the Vessel as the term “vessel” is used in Subsection (c)(2) of Section 31322 of Title 46 United States Code, as amended. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by the Mortgage, as amended by this Mortgage Amendment, the discharge amount is zero point zero one percent (0.01%) of the total amount.
          Section 6. Counterparts. This Mortgage Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.
          Section 7. Headings. In this Mortgage Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Amendment to be executed and delivered by their respective duly authorized officers or attorneys-in-fact on the date first above written.

OWNER: RIGDON MARINE CORPORATION
By:	/s/ Bruce A. Streeter
	Name:	Bruce A. Streeter
	Title:	Chairman and CEO

MORTGAGEE: DVB BANK NV, as Security Trustee
By:	/s/ Matthew Cooley
	Name:	Matthew Cooley
	Title:	Attorney-in-Fact